Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-131729 on Form S-8 of our report dated June 22, 2006, with respect to the combined financial statements of the Textile Effects Business of Ciba Specialty Chemicals Holding Inc. as of December 31, 2005, 2004 and 2003 and for the three years in the period ended December 31, 2005 included in this Current Report on Form 8-K/A of Huntsman Corporation and Huntsman International LLC.

Ernst & Young Ltd

/s/ Cherrie Chiomento	/s/Martin Mattes
Cherrie Chiomento	Martin Mattes

Zurich, Switzerland

September 15, 2006